UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

 Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

2011 Salary Information for Named Executive Officers

At the Compensation Committee meeting of Web.com Group, Inc. (the “Company”) held on October 26, 2011, the Compensation Committee unanimously agreed to increase the current annual base salaries of certain named executive officers as follows:

Name	Position	New Salary	Effective Date

David L. Brown	President and Chief Executive Officer	$560,000	November 1, 2011

Kevin M. Carney	Executive Vice President and Chief Financial Officer	$350,000	November 1, 2011

Jason M. Teichman	Executive Vice President and Chief Marketing Officer	$315,000	November 1, 2011

In making its determinations, the Compensation Committee considered the Company’s performance during fiscal year 2011, the pending acquisition of Net Sol Parent LLC and the anticipated increase in the executives’ respective duties as a result of this acquisition, and the compensation study prepared by PRM Consulting Group, Inc. that indicated that the executives’ existing base salaries and total direct compensation opportunities were below the desired market positioning of the median of the peer group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.

Date: October 28, 2011	By:	/s/ Matthew P. McClure
Matthew P. McClure, Secretary